Exhibit 15.1

Zurich, 13 March 2015

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in each of the following registration statements:

(1)	on Form F-3 (Registration Number 333-200212) of UBS AG, and each related prospectus currently outstanding under such registration statement,

(2)	on Form S-8 (Registration Numbers 333-200634; 333-200635; 333-200641; and 333-200665) of UBS Group AG, and each related prospectus currently outstanding under any of the aforementioned registration statements,

(3)	the base prospectus of Corporate Asset Backed Corporation (CABCO) dated 23 June 2004 (Registration Number 333-111572),

(4)	the Form 8-K of CABCO dated 23 June 2004 (SEC File Number 001-13444), and

(5)	the Prospectus Supplements relating to the CABCO Series 2004-101 Trust dated 10 May 2004 (Registration Number 033-91744) and 13 May 2004 (Registration Number 033-91744-05),

of our reports dated 5 March 2015, with respect to the consolidated financial statements of UBS Group AG and the effectiveness of internal control over financial reporting of UBS Group AG, included in this Annual Report (Form 20-F) for the year ended 31 December 2014, filed with the Securities and Exchange Commission.

Ernst & Young Ltd

/s/ Jonathan Bourne	/s/ Troy J. Butner

Jonathan Bourne	Troy J. Butner
Licensed Audit Expert	Certified Public Accountant (U.S.)